Exhibit 10.3

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 26th day of October, 2005, by and between APPLIED FILMS CORPORATION (“Seller”) and FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation (“Buyer”).

        1.           SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the Property (as hereinafter defined), including that certain building commonly known as 9586 I-25 Frontage Road, Longmont, Colorado (the “Building”). For purposes of this Agreement, the term, “Property” shall mean collectively:

        1.1.           Land. That certain parcel of land described in Exhibit A attached hereto (the “Land”), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights currently leased to Seller pursuant to that certain Lease Agreement (the “Existing Lease”) by and between Seller and 9586 I-25 Frontage Road, Longmont, CO 80504 L.L.C. (“Existing Owner”), excluding, however, the Adjacent Property (as hereinafter defined) and any Adjacent Easements (as hereinafter defined) to the extent the same may be vacated pursuant to Section 5.4.

        1.2.           Improvements. All improvements located on the Land, including, but not limited to, the Building, and all other structures, systems, and utilities associated with, and utilized by Seller in, the ownership and operation of the Building (all such improvements being collectively referred to as the “Improvements”).

        1.3.           Intangible Property. All, if any, (i) development rights and entitlements and other intangible property owned by Seller and associated with the Land or the Improvements; (ii) guaranties and warranties issued to Seller and with respect to the Improvements; and (iii) any reports, studies, surveys and other comparable analysis, depictions or examinations of the Land and/or the Improvements to the extent transferred by Existing Owner to Seller at the Existing Land Closing (as hereinafter defined) (collectively, the “Intangibles”).

        2.           PURCHASE PRICE.

        2.1.           Purchase Price. The total purchase price to be paid to Seller by Buyer for the Property shall be Seven Million Three Hundred Fifty Thousand and No/100 Dollars ($7,350,000) (the “Purchase Price”). Provided that all conditions precedent to Buyer’s obligations to close as set forth in this Agreement (“Conditions Precedent”) have been satisfied and fulfilled, or waived in writing by Buyer, (A) the Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, by federal wire transfer of immediately available funds; and (B) Buyer shall reimburse Seller at Closing for all reasonable, third party costs paid or incurred by Seller to negotiate this Agreement and the New Lease (as hereinafter defined), and to transfer the Property to Buyer, including, but not limited to, closing costs incurred by Seller to acquire the Property from Existing Owner (collectively, “Seller Transaction Costs”), up to a maximum aggregate amount not to exceed $40,000.

        2.2.            Earnest Money. No later than two (2) business days after the complete execution and delivery of this Agreement (the date upon which this Agreement has been fully executed and delivered to both parties, the “Effective Date”), Buyer shall deposit the sum of $110,250 as its initial earnest money deposit (the “Initial Earnest Money”) in an escrow with Land Title Guaranty Company (“Escrowee”). Provided Buyer does not exercise its unilateral right to terminate this Agreement pursuant to Section 4.1 hereof on or prior to the Review Period Expiration Date (as hereinafter defined), Buyer shall deposit the sum of $480,000 as its additional earnest money (the “Additional Earnest Money”) in the Escrow with Escrowee not later than one (1) business day after the Review Period Expiration Date. The Initial Earnest Money and the Additional Earnest Money, together with all interest earned thereon, is hereinafter referred to as the “Deposit.” The Deposit shall be held in a joint order escrow (the “Escrow Agreement”) between Buyer, Seller and Escrowee, which Escrow Agreement shall be in the form attached hereto as Exhibit E. The Deposit shall be applied against the Purchase Price at Closing.

        3.           CLOSING.

        3.1.           Option Exercise. Buyer and Seller acknowledge and agree that (1) Seller does not currently own the Property and leases the Property from Existing Owner pursuant to the Existing Lease; and (2) the Existing Lease contains a purchase option pursuant to which Seller has the right to purchase the Property from Existing Owner (the “Purchase Option”), which Purchase Option must be exercised on or prior to October 31, 2005. Provided (A) Buyer does not exercise its unilateral right to terminate this Agreement pursuant to Section 4.1 hereof; and (B) Buyer timely deposits the Additional Deposit, Seller shall exercise the Purchase Option strictly in accordance with the terms of the Existing Lease promptly, and in any event within two (2) business days, after receipt of confirmation from Escrowee of its receipt of the Additional Deposit. From and after its exercise of the Purchase Option, Seller shall comply with all of its obligations pursuant to the Existing Lease related to the acquisition of the Property and otherwise and promptly acquire the Property in accordance with the requirements of the Existing Lease. Seller shall regularly apprise Buyer concerning its efforts to acquire the Property pursuant to the Existing Lease. If the Existing Lease entitles Seller, as optionee, to make any election, or exercise any right relative to the condition of the Property, title thereto or otherwise, Seller shall notify Buyer of such right or election, in writing, and shall make such election or exercise such right as directed by Buyer. Seller shall use all commercially reasonable efforts to acquire the Property subject only to the Permitted Exceptions (as hereinafter defined) approved by Buyer pursuant to Section 5 hereof. The date upon which Seller acquires the Property is herein referred to as the “Existing Land Closing”. In the event Seller is unable to acquire the Property from Existing Owner and proceed to the Existing Land Closing on or prior to January 31, 2006 (the “Outside Closing Date”) for any reason other than a default by Buyer hereunder, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller at any time after the Outside Closing Date and prior to the acquisition of the Property by Seller, in which event (A) the Deposit shall be promptly returned to Buyer; (B) Seller shall promptly reimburse Buyer for all reasonable, third party costs paid or incurred by Buyer to conduct its Due Diligence Inspection (as hereinafter defined), negotiate this Agreement and the New Lease and pursue the transactions contemplated hereby (the “Buyer Transaction Costs”) up to a maximum of $40,000, and in any event within five (5) business days, after the presentation of invoices therefore (which obligation shall survive the termination of this Agreement); and (C) neither party shall have any further liability or obligation hereunder, except for those liabilities or obligations that expressly survive a termination of this Agreement.

        3.2.           Closing. The purchase and sale contemplated herein shall be consummated at a closing (“Closing”) to take place by mail through an escrow with the Title Company (as hereinafter defined) on the basis of a “New York-style” closing. The Closing shall occur on or before three (3) business days after the Existing Land Closing, or at such other time as the parties may agree upon in writing (the “Closing Date”). The Closing shall be effective as of 12:01 A.M. on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of the Property shall be borne by Seller up to and including the actual time of the Closing and wire transfer of the Purchase Price to Seller, and thereafter by Buyer, subject, however, to the terms and conditions of Section 13 below.

        4.           PROPERTY INSPECTION.

        4.1.           Basic Property Inspection. Not later than one (1) day after the Effective Date, Seller shall deliver to Buyer all of the agreements, documents, contracts, information, records, reports and other items described in Exhibit B attached hereto (the “Documents”) that are in its possession or reasonable control. At all times prior to Closing, including times following the “Review Period Expiration Date” (which Review Period Expiration Date is defined to be October 28, 2005), Buyer, its agents and representatives shall be entitled to conduct a “Due Diligence Inspection,” which includes the rights to: (i) enter upon the Land and Improvements, on reasonable notice to Seller, to perform inspections and tests of the Land and the Improvements; (ii) examine and copy any and all books, records, correspondence, financial data, and all other documents and matters, public or private, maintained by Seller or its agents (the “Records”), and relating to receipts and expenditures pertaining to the Property for the three most recent full calendar years and the current calendar year; (iii) make investigations with regard to zoning, environmental, building, code and other legal requirements; and (iv) make or obtain market studies and real estate tax analyses. If, at any time prior to the Review Period Expiration Date, Buyer, in its sole and absolute discretion, determines that the results of any inspection, test or examination do not meet Buyer’s criteria for the purchase, financing or operation of the Property in the manner contemplated by Buyer, or if Buyer, in its sole discretion, otherwise determines that the Property is unsatisfactory to it, then Buyer may terminate this Agreement by written notice to Seller given not later than 5:00 P.M. (Chicago time) on the Review Period Expiration Date, whereupon the provisions of Section 20.8 governing a permitted termination by Buyer of the entire Agreement shall apply.

        4.2.           Indemnification. Buyer hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Property pursuant to this Section 4 to be performed in a manner that does not unreasonably disturb or disrupt the business operations at the Improvements. In the event that, as a result of Buyer’s Due Diligence Inspection, any damage occurs to the Property, then Buyer shall promptly repair such damage at Buyer’s sole cost and expense. Buyer hereby indemnifies, protects, defends and holds Seller and Existing Owner harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses (including reasonable fees of attorneys) (collectively, “Losses”) that Seller or Existing Owner actually suffer or incur as a result of (i) a breach of Buyer’s agreements set forth in this Section 4 in connection with the Due Diligence Inspection or (ii) physical damage to the Property or bodily injury caused by any negligent act of Buyer or its agents, employees or contractors in connection with the right of inspection granted under this Section 4. The terms of this Section 4.2 shall survive the termination of this Agreement.

        5.            TITLE AND SURVEY MATTERS.

        5.1.           Conveyance of Title. At Closing, Seller agrees to deliver to Buyer a Special Warranty Deed (the “Deed”), in recordable form, conveying the Land and the Improvements to Buyer or Buyer’s assignee or designee, free and clear of all liens, claims and encumbrances except for the Permitted Exceptions and except for: (i) easements and restrictions of record (excluding Other Defects and New Defects (each as hereinafter defined) that Seller undertakes to cure; (ii) liens for taxes not yet due and payable; and (iii) matters that would be disclosed by an accurate ALTA/ACSM Land Title Survey (as hereinafter defined) (excluding Other Defects and New Defects that Seller undertakes to cure). Seller shall obtain, at Seller’s sole cost, a commitment (the “Title Commitment”) issued by Land Title Guaranty Company, 3033 East First Avenue, Suite 600, Denver, Colorado 80206 (the “Title Company”), for an owner’s title insurance policy (the “Title Policy”), ALTA Policy Form B-1992, in the full amount of the Purchase Price. It shall be a Condition Precedent to Buyer’s obligation to proceed to Closing that, at Closing, the Title Company shall issue the Title Policy to Buyer insuring Buyer as the fee simple owner of the Property for the full amount of the Purchase Price, which Title Policy shall provide full “extended form” coverage and all of the following endorsements: (i) an ALTA 3.1 zoning endorsement (with parking); (ii) a survey endorsement; (iii) a tax parcel endorsement; (iv) an owner’s comprehensive endorsement; and (v) an access endorsement (collectively, “Endorsements”).

        5.2.           Survey. Buyer shall, at Seller’s sole cost (subject to reimbursement as a Seller’s Transaction Cost as and when contemplated in Section 2), order an ALTA, as-built survey of the Land and the Improvements located thereon (the “Survey”).

        5.3.           Defects and Cure. If the Title Commitment, the Survey or any update to either of the foregoing, (“Title Evidence”) discloses unpermitted claims, liens, exceptions or conditions (the “Defects”), said Defects shall be cured and removed by Seller from the Title Evidence prior to Closing in accordance with this Section 5.3.

        5.3.1.           Mandatory Cure Items. On or prior to Closing, Seller shall be unconditionally obligated to cure or remove the following Defects (the “Liquidated Defects”), whether described in the Title Commitment, or first arising or first disclosed by the Title Company (or otherwise) to Buyer after the date of the Title Commitment, and whether or not raised in a Title Objection Notice (defined below): (a) liens securing a mortgage, deed of trust or trust deed evidencing an indebtedness of Seller or Existing Owner; (b) judgment liens against any or all of Seller or its shareholders and the officers, directors, employees, agents or duly authorized managing agent of any or all of Seller or its shareholders (collectively “Seller Parties”); (c) tax liens (except for the liens for real property taxes that are not yet due and payable); (d) broker’s liens; (e) any mechanics liens; and (f) any liquidated lien. Notwithstanding anything to the contrary set forth herein, if, prior to Closing, Seller fails to so cure or remove (or insure over, in a form and substance reasonably acceptable to Buyer) all Liquidated Defects, then Buyer may either (1) terminate this Agreement by written notice to Seller, in which event the provisions of Section 20.8 governing a permitted termination by Buyer of the entire Agreement shall apply; or (2) proceed to close with title to the Property as it then is, with the right to deduct from the Purchase Price a sum equal to the aggregate amount necessary to cure or remove (by endorsement or otherwise, as reasonably determined by Buyer, acting in good faith) the Liquidated Defects.

        5.3.2.           Other Defects. Buyer may deliver one or more notices (each a “Title Objection Notice”) to Seller specifying any lien, claim, encumbrance, restriction, covenant, condition, exception to title or other matter disclosed by the Title Evidence, that is not a Liquidated Defect (“Other Defects”) at any time prior to the Review Period Expiration Date (except as to Other Defects that first arise or are first disclosed after two (2) business days prior to the Review Period Expiration Date, “New Defects”): (aa) that is evidenced by the Title Evidence or (bb) that first arises, or is first disclosed to Buyer, subsequent to the delivery of the applicable item of Title Evidence to Buyer, and that renders title unacceptable to Buyer. Notwithstanding the foregoing, Buyer may only give notice of Other Defects if they materially and adversely affect the value or marketability of title or the Property or Buyer’s intended use of the Property. Buyer shall deliver any Title Objection Notice as to New Defects two (2) business days after notice of a New Defect. Seller shall be obligated to advise Buyer in writing (“Seller’s Cure Notice”) within five (5) business days after Buyer delivers any Title Objection Notice, which (if any) of the Other Defects specified in the applicable of Title Objection Notice Seller is willing to cure (the “Seller’s Cure Items”). If Seller delivers a Seller’s Cure Notice, and identifies any Seller’s Cure Items, Seller shall be unconditionally obligated to cure or remove the Seller’s Cure Items prior to the Closing. In the event that Seller fails to timely deliver a Seller’s Cure Notice, or in the event that Seller’s Cure Notice (specifying Seller’s Cure Items) does not include each and every Other Defect specified in each Title Objection Notice, then Buyer may either (A) elect to terminate this Agreement by written notice to Seller, in which event the provisions of Section 20.8 governing a permitted termination by Buyer of the entire Agreement shall apply, or (B) proceed to close, accepting title to the Property subject to those Other Defects not included in Seller’s Cure Notice. For purposes of this Agreement, the term, “Permitted Exceptions,”shall mean both (i) all liens, claims, encumbrances, restrictions, covenants, conditions, matters or exceptions to title (other than Liquidated Defects) that are set forth in the Title Evidence, but not objected to by Buyer in a Title Objection Notice; and (ii) any Other Defects that Seller elects, or is deemed to have elected, not to cure, but despite which, pursuant to (B) above, Buyer nevertheless elects to close.

        5.4.           Adjacent Property. The Property to be conveyed hereby shall not include the approximately 5 acre parcel of land depicted and described on Exhibit A-1 attached hereto (the “Adjacent Property”) which is currently owned by Seller and is not subject to the Existing Lease. Seller represents and warrants to Buyer that the Adjacent Property has been separated and subdivided from the Property for tax and conveyance purposes. Seller has disclosed to Buyer that the Adjacent Property is encumbered by, and the Land and the Improvements benefit from, a parking, ingress and egress easement (the “Adjacent Easements”) which benefit the Property. Seller has requested that such Adjacent Easement be vacated on or prior to Closing at Seller’s sole costs. Buyer hereby consents to the vacation of such Adjacent Easement, at Seller’s sole. Any vacation of the Existing Easement shall be at Seller’s sole cost.

        6.            SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that the following matters are true as of the Effective Date and shall be true as of the Closing Date:

6.1. Seller’s Representations.

6.1.1. Documents. To Seller’s actual knowledge, Seller has delivered to Buyer true and complete copies of the Documents in its possession or reasonable control.

        6.1.2.           Contracts. There are no contracts of any kind relating to the management, leasing, operation, maintenance or repair of the Property that will be binding on Buyer or the Property after Closing, except the New Lease (defined below).

        6.1.3.           Environmental Matters. Seller has not, nor to Seller’s actual knowledge has Existing Owner, transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Substances from the Property in violation of any Environmental Laws. To Seller’s actual knowledge, there are no underground storage tanks at the Property and the Property is in material compliance with Environmental Laws. For purposes of this Agreement, “Environmental Laws” shall mean: all present federal, state and local statutes, regulations, directives, ordinances, rules, policies, guidelines, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present amendments thereto and re-authorizations thereof). For purposes of this Agreement, “Hazardous Substances” shall mean: any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any Environmental Law.

        6.1.4.           Compliance with Laws and Codes. Seller has no actual knowledge that the entirety of the Property (including the Improvements), and the use and operation thereof, are not in compliance with all applicable municipal and other governmental laws, ordinances, rules, regulations, codes (including Environmental Laws), licenses, permits and authorizations.

        6.1.5.           Litigation. There are no pending, or, to Seller’s actual knowledge, threatened, judicial, municipal or administrative proceedings affecting the Property, or in which Seller is or will be a party by reason of Seller’s exercise of the Purchase Option or acquisition of the Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’s actual knowledge, threatened, against Seller, nor are any of such proceedings contemplated by Seller.

        6.1.6.           Re-Zoning. Seller is not a party to, nor does Seller have any actual knowledge of, any threatened proceeding for the rezoning of the Property or any portion thereof, or the taking of any other action by governmental authorities that would have an adverse or material impact on the value of the Property or use thereof.

        6.1.7.            Authority. The execution and delivery of this Agreement by Seller, and the performance of this Agreement by Seller, have been duly authorized by Seller, and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, governmental authority, or other governmental body or agency, or other party to such execution, delivery and performance by Seller is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or the Property are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Seller and/or the Property is subject.

        6.1.8.           Real Estate Taxes. Seller has not received written notice of, and does not have any actual knowledge of, any proposed increase in the assessed valuation of the Property, other than customary increases.

        6.1.9.           Lease Matters. Copies of the Existing Lease and all amendments thereto and guaranties thereof, if any, have been furnished by Seller to Buyer and the copies so provided are true and complete. The Existing Lease has not been amended, modified or terminated (except for any amendments delivered to Buyer pursuant to the preceding sentence). To Seller’s knowledge, the Existing Lease is presently in full force and effect without any material default thereunder by Seller or Existing Owner. Seller has the right to exercise the Purchase Option and has not been advised by Existing Owner that Existing Owner will not convey the Property to Seller pursuant to the Purchase Option if the same is timely and properly exercised.

        6.1.10.           United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

6.1.11. Condemnation. There is no pending or, to Seller’s actual knowledge, threatened condemnation or other governmental taking proceedings affecting all or any part of the Property.

        6.2.                  Limitations. The representations and warranties of Seller to Buyer contained in Section 6.1 hereof (the “Seller Representations”) shall survive the Closing Date and the delivery of the Deed for a period of one (1) year. No claim for a breach of any Seller Representation shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not actually known by Buyer prior to Closing, and (b) written notice containing a description of the specific nature of such breach shall have been delivered by Buyer to Seller prior to the expiration of said one (1) year survival period, and an action with respect to such breach(es) shall have been commenced by Buyer against Seller within eighteen (18) months after Closing.

        6.3.           Buyer’s Representations and Warranties. The execution and delivery of this Agreement by Buyer, and the performance of this Agreement by Buyer, have been duly authorized by Buyer, and this Agreement is binding on Buyer and enforceable against Buyer in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, governmental authority, or other governmental body or agency, or other party to such execution, delivery and performance by Buyer is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Buyer is a party or by which Buyer is bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Buyer is subject.

        7.            COVENANTS OF SELLER. From and after the Effective Date, Seller hereby covenants with Buyer as follows:

        7.1.           Leasing Activities. Notwithstanding anything contained herein to the contrary, Seller and Buyer shall act diligently and in good faith to negotiate, execute and enter into a lease (the “New Lease”) between Seller, as tenant, and Buyer, as landlord, pursuant to which Seller leases all of the Land and Improvements (the “Leasehold Premises”) for a period of five (5) years and six (6) months (the “Lease Term”) after Closing in the form attached as Exhibit F.

        7.2.           New Contracts. Except for the exercise by Seller of the Purchase Option, Seller shall not enter into any new contract with respect to the ownership and operation of the Property that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Property after Closing, without Buyer’s prior written approval (which approval may be withheld in Buyer’s sole discretion).

        7.3.           Operation of Property. From and after the Effective Date and through and including the Closing Date, Seller shall comply with all of its obligations pursuant to the Existing Lease and the Purchase Option and otherwise act diligently and in good faith to acquire the Property.

        7.4.           No Assignment. After the Effective Date and prior to Closing, Seller shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein, except as permitted by Section 5.4 and in connection with its acquisition of the Property. Without limitation of the foregoing, Seller shall not grant any easement, right of way, restriction, covenant or other comparable right affecting the Land or the Improvements without obtaining Buyer’s prior written consent, which consent shall not be unreasonably withheld, except as permitted by Section 5.4. Except in connection with its acquisition of the Property, Seller shall not enter into any agreement, arrangement or understanding, formal or informal, for the sale of the Property, whether conditional or otherwise.

        7.5.           Change in Conditions. Seller shall, to the extent Seller obtains knowledge thereof, promptly notify Buyer of any change in any condition with respect to the Property, or of the occurrence of any event or circumstance, that makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable of being, or less likely to be, performed, or any Condition Precedent incapable of being, or less likely to be, satisfied. Seller shall promptly (and in any event within five (5) business days) deliver any materials, reports, information or other documents that it obtains or discovers after the Effective Date that would constitute a Document to the extent Seller did not, for any reason, deliver such items as part of the Documents.

        7.6       8-K Requirements. Upon Buyer’s request, for a period of two (2) years after Closing, Seller shall make the Records available to Buyer for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense; provided, however, that Seller shall not be obligated to generate or prepare new Records, or deliver Records not in its possession. Seller shall provide Buyer, but without third-party expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Buyer, and in the possession of Seller, to enable First Industrial Realty Trust, Inc. or First Industrial, L.P. to file a Form 8-K (as specified on Exhibit C hereto), if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”); provided, however, that Seller shall not be obligated to generate or prepare new information or deliver materials not in its possession. Without limitation of the foregoing, Seller shall execute the form of audit letter contained in Exhibit D as and when requested by Seller.

All covenants made in this Agreement by Seller shall survive the Closing for a period of two years and shall not be merged into any instrument of conveyance delivered at Closing.

        8.           ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. In addition to the other conditions enumerated in this Agreement, the following shall be additional Conditions Precedent to Buyer’s obligation to close hereunder:

        8.1.           Physical Condition. The physical condition of the Land and the Improvements shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of Casualty Damage or Eminent Domain.

        8.2.           Pending Actions. At Closing, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after Closing, would, in Buyer’s reasonable judgment, materially and adversely affect the value or marketability of the Property, or the ability of Buyer to operate the Property in the manner it is being operated on the Effective Date.

        8.3.           Real Estate Taxes. As of the Closing Date, there shall have been no actual or pending reassessment of the value of the Property for the purpose of calculating real estate taxes, other than a reassessment in the ordinary course of general applicability.

        8.4.           Zoning. On the Closing Date, no proceedings shall be pending or threatened that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications of (or any building, environmental, or code requirements applicable to) the Property, or any portion thereof that would have an adverse, material effect.

        8.5.           Representations and Warranties. As of the Closing Date, the representations and warranties made by Seller to Buyer as of the Effective Date shall be true, accurate and correct in all material respects as if specifically remade at that time.

8.6. New Lease. Buyer and Seller shall have executed and entered into the New Lease on terms acceptable to Buyer.

8.7. Acquisition. Seller shall have acquired the Property pursuant to the Purchase Option.

        9.            SELLER’S CLOSING DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Buyer the following, in form and substance acceptable to Buyer:

9.1. Deed. The Deed for the Land, executed by Seller, in recordable form conveying the Land and the Improvements to Buyer as set forth in Section 5.1 above.

        9.2.           General Assignment. An assignment, executed by Seller, to Buyer of all right, title and interest of Seller and its agents in and to the Intangibles (including, but not limited to, the governmental approvals).

9.3. Keys. Keys to all locks located in the Property, to the extent in Seller’s possession or control.

9.4. New Lease. Two (2) originals of the New Lease executed in counterpart by Seller.

9.5. ALTA Statement. If required by the Title Company, an Owner’s Affidavit and a “gap” affidavit, each executed by Seller and in form and substance acceptable to the Title Company.

9.6. Original Documents. To the extent not previously delivered to Buyer, originals of the assigned Contracts and permits or approvals.

9.7. Closing Statement. A closing statement conforming to the proration and other relevant provisions of this Agreement.

9.8. Plans and Specifications. All plans and specifications related to the Property in Seller’s possession and control or otherwise available to Seller.

9.9. Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

9.10. Certificate of Occupancy. A certificate of occupancy (or comparable permit or license) with respect to the entirety of the Property.

        9.11.           Closing Certificate. A certificate, signed by Seller, certifying to the Buyer that the representations and warranties of Seller contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Seller prior to the Closing Date have been performed, in all material respects.

        9.12.           Other. Such other documents and instruments as may reasonably be required by Buyer or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

        10.            CLOSING DELIVERIES. At Closing Buyer shall cause the following to be delivered to Seller:

10.1. Purchase Price. The Purchase Price, plus or minus prorations, shall be delivered to the Title Company in escrow for disbursement to Seller.

10.2. New Lease. Two (2) originals of the New Lease executed in counterpart by Buyer.

        10.3.           Other. Such other documents and instruments as may reasonably be required by Seller or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

        11.           PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Buyer as of the Closing Date, except as otherwise specified:

11.1. Security Deposits. The amount of all cash security and any other cash tenant deposits required to be deposited by Seller pursuant to the New Lease, if any, shall be credited to Buyer.

11.2. Utilities and Operating Expenses. Water, electricity, sewer, gas, telephone and other utility charges shall not be prorated and shall be payable by Seller, as tenant, pursuant to the New Lease.

        11.3.           Assessments. All assessments, general or special, shall not be prorated at Closing and shall be payable by Seller, as tenant, pursuant to the New Lease, but shall be prorated as of the expiration of the New Lease.

        11.4.           Base Rent. Buyer will receive a credit at Closing for the prorated amount of all base or additional rent payable by Seller, as tenant, pursuant to the New Lease for the portion of the month of Closing occurring after Closing.

        11.5.           Taxes. All ad valorem real estate and personal property taxes with respect to the Land and the Improvements shall be not be prorated as of the Closing Date and shall be payable by Seller, as tenant, pursuant to the New Lease, but shall be prorated as of the expiration of the New Lease.

11.6. Other. Such other items as are customarily prorated in transactions of this nature shall be ratably prorated.

        For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available. Seller and Buyer agree to cooperate and use their good faith and diligent efforts to make such adjustments no later than 30 days after the Closing, or as soon as is reasonably practicable if and to the extent that the required final proration information is not available within such 30 day period. Items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Buyer, all as determined by the accrual method of accounting. Bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Seller. Any amounts not so paid by Seller may be set off against amounts (if any) otherwise due Seller hereunder. The obligations of the parties pursuant to this Section 11 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.

        12.           CLOSING EXPENSES. Buyer will pay the cost of the Endorsements, one half the costs of any escrows hereunder, and the cost of recording the Deed. Seller shall pay all state, county and municipal transfer taxes, the entire cost of the basic premium for the Title Policy, the cost of the Survey, any pre-payment penalties associated with the payment of any indebtedness encumbering the Land or the Improvements, any expenses relating to the assignment of the existing warranties to Buyer, and one-half of the cost of any escrows hereunder, subject to the reimbursement for Sellers Transaction Costs by Buyer contemplated by Section 2.1.

        13.           DESTRUCTION, LOSS OR DIMINUTION OF PROJECT. If, prior to Closing, all or any portion of the Land or the Improvements are damaged by fire or other natural casualty (collectively “Casualty Damage”), or are taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively “Eminent Domain”), and such event has an adverse material effect, then Buyer, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller in which event the provisions of Section 20.8 governing a permitted termination by Buyer of the entire Agreement shall apply; or (ii) proceed to close subject to an assignment of the proceeds of Seller’s casualty insurance for all Casualty Damage plus the amount of any unpaid deductible (or condemnation awards for any Eminent Domain). In such event, Seller shall fully cooperate with Buyer in the adjustment and settlement of the insurance claim. The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise be transferred and paid over (and, if applicable, likewise credited on an interim basis) to Buyer.

        14.           DEFAULT.

        14.1.           Default by Seller. If any of Seller’s Representations contained herein are not true and correct in any material respect on the Effective Date and continuing thereafter through and including the Closing Date, or if Seller fails to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller’s obligation to close for any reason other than Existing Owner’s refusal to convey the Property to Seller), Buyer may elect either to (i) terminate Buyer’s obligations under this Agreement by written notice to Seller, in which event the Deposit shall be returned immediately to Buyer and Seller shall reimburse Buyer for the Buyer Transaction Costs up to a maximum aggregate amount not to exceed $40,000 promptly after the presentation of invoices therefore (which obligation shall survive the termination of this Agreement); or (ii) file an action for specific performance. Seller agrees that in the event Buyer elects (ii) above, Buyer shall not be required to post a bond or any other collateral with the court or any other party as a condition to Buyer’s pursuit of an action. Seller hereby covenants and agrees that in the event that a default on the part of Seller hereunder is willful in nature, Buyer may (in addition to any and all other remedies of Buyer hereunder) file an action for damages actually suffered by Buyer by reason of Seller’s defaults hereunder (including, but not limited to, attorneys’ fees, engineering fees, fees of environmental consultants, appraisers’ fees, and accountants’ fees incurred by Buyer in connection with this Agreement and any action hereunder). The provisions of the immediately preceding sentence shall survive any termination of this Agreement. Nothing in this Section 14.1 shall be deemed to in any way limit or prevent Buyer from exercising any right of termination provided to Buyer elsewhere in this Agreement. Notwithstanding the foregoing, in the event Seller defaults in any of its post-closing obligations, Buyer shall have all of its remedies at law and in equity on account of such default.

        14.2        Default by Buyer. IN THE EVENT BUYER DEFAULTS IN ITS OBLIGATIONS TO CLOSE THE PURCHASE OF THE PROPERTY, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO CAUSE ESCROWEE TO DELIVER TO SELLER THE DEPOSIT, AS FIXED AND LIQUIDATED DAMAGES, IT BEING UNDERSTOOD THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH DEFAULT ARE DIFFICULT TO ASCERTAIN AND THAT SUCH PROCEEDS REPRESENT THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DAMAGES. SELLER SHALL HAVE NO OTHER REMEDY FOR ANY DEFAULT BY BUYER; PROVIDED, HOWEVER THAT, NOTWITHSTANDING THE FOREGOING, IN THE EVENT BUYER DEFAULTS IN ANY OF ITS POST-CLOSING OBLIGATIONS, SELLER SHALL HAVE ALL OF ITS REMEDIES AT LAW OR IN EQUITY ON ACCOUNT OF SUCH DEFAULT.

        15.           SUCCESSORS AND ASSIGNS; TAX-DEFERRED EXCHANGE.

        15.1.           Assignment. The terms, conditions and covenants of this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by Seller during the term of this Agreement. Buyer may assign all or any of its right, title and interest under this Agreement to (i) any third party intermediary (an “Intermediary”) in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (an “Exchange”); (ii) any affiliate of Buyer, FR Longmont, LLC or First Industrial, L.P. (a “Buyer Affiliate”); and (iii) any joint venture, limited liability company or partnership in which Buyer or any Buyer Affiliate has a direct or indirect interest. In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder.

        15.2.           Tax-Deferred Exchange. In the event Buyer elects to assign this Agreement to an Intermediary, Seller shall reasonably cooperate with Buyer (without incurring any additional liability or any additional third party expenses or being required to experience any delay) in connection with such election and the consummation of the Exchange, including without limitation, by executing an acknowledgment of Buyer’s assignment of this Agreement to the Intermediary.

        16.           NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Buyer as follows:

Seller:	Applied Films Corporation 9586 I-25 Frontage Road Longmont, CO 80504 Attn: Larry Firestone, Chief Financial Officer Fax: 303-678-9275

With a copy to its attorneys:	Varnum, Riddering, Schmidt & Howlett LLP 333 Bridge St. N.W. Grand Rapids, MI 49504 Attn: Steve Morren Fax: 616-336-7000

Buyer:	First Industrial Acquisitions, Inc. 4505 Excel Parkway, Suite 600 Addison, Texas 75001 Attn: Ron Carey/Brian Rogers Fax: (972)-386-4540

With a copy to its attorneys:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attn: Mark J. Beaubien Fax: (312) 984-3150

Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile.

        17.           BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Section 15 and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

        18.           LIMITATION OF LIABILITY. Upon the Closing, Buyer shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than those specifically agreed to between the parties and set forth in this Agreement. Except with respect to the foregoing obligations, Buyer shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent, known or unknown.

        19.           BROKERAGE. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction other than Grubb & Ellis (“Broker”). Buyer shall pay a broker’s commission to Broker provided the parties proceed to Closing pursuant to a separate agreement between Buyer and Broker. If the parties do not proceed to Closing for any reason (including, but not limited to, a default by Buyer), no commission shall be owing to Broker. Seller and Buyer each hereby indemnify, protect and defend and hold the other harmless from and against all Losses, resulting from the claims of any broker, finder, or other such party, claiming by, through or under the acts or agreements of the indemnifying party. The obligations of the parties pursuant to this Section 19 shall survive the Closing or any earlier termination of this Agreement.

        20.           MISCELLANEOUS.

        20.1.           Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals, in each case with respect to the transaction contemplated herein, are hereby superseded and rendered null and void and of no further force and effect and are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

20.2. Time of the Essence. Time is of the essence of this Agreement.

        20.3.           Legal Holidays. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof in the State of Colorado.

        20.4.           Conditions Precedent. The obligations of Buyer to make the payments described in Section 2 and to close the transaction contemplated herein are subject to the express Conditions Precedent set forth in this Agreement, each of which is for the sole benefit of Buyer and may be waived at any time by written notice thereof from Buyer to Seller. The waiver of any particular Condition Precedent shall not constitute the waiver of any other. In the event of the failure of a Condition Precedent for any reason whatsoever, Buyer may elect, in its sole discretion, to terminate this Agreement in which event the provisions of Section 20.8 governing a permitted termination by Buyer of the entire Agreement shall apply.

        20.5.           Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement. The headings of various sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

20.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        20.7.           Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

        20.8.           Permitted Termination. In the event that Buyer exercises any right it may have hereunder to terminate this Agreement, the Deposit shall be immediately returned to Buyer and neither party shall have any further obligation or liability under this Agreement except as otherwise expressly provided hereunder.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

SELLER: APPLIED FILMS CORPORATION By: —————————————— Name: —————————————— Its: ——————————————

BUYER: FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation By: —————————————— Name: —————————————— Its: ——————————————

SCHEDULE OF EXHIBITS

A	Land

A-1	Adjacent Property

B	Seller’s Deliveries

C	8-K Requirements

D	Form of Audit Letter

E	Form of Escrow Agreement

F	Form of Lease

EXHIBIT A

Legal Description of the Land

LOT 1, BLOCK 3, AMENDED TO DEL CAMINO CENTER P.U.D., COUNTY OF WELD, STATE OF COLORADO.

A-1

EXHIBIT A-1

Adjacent Property

A-1-1

EXHIBIT B

Seller’s Deliveries

1.	Copies of the Existing Lease and all materials, correspondence and other information relative to the proposed or potential exercise of the Purchase Option by Seller.

2.	Copies of any and all due diligence materials, reports or other information provided by Existing Owner to Seller in connection with the proposed acquisition of the Property by Seller.

3.	Copies of any bills and other notices pertaining to any real estate taxes or personal property taxes applicable to the Property for the current year and the three (3) years immediately preceding the date of the Agreement.

4.	Copies of all real estate tax, insurance, common area maintenance and other operating expense reconciliations prepared by Seller or in Seller’s possession in connection with the Property for the current year and the three (3) years immediately preceding the date of the Agreement.

5.	Copies of certificates of insurance for all hazard, rent loss, liability and other insurance policies currently in force with respect to the Property and/or Seller’s business.

6.	Copies of all final, written, third-party reports regarding soil conditions, ground water, wetlands, underground storage tanks, subsurface conditions and/or other environmental or physical conditions relating to the Property, in Seller’s possession or control.

7.	Copies of all engineering and architectural plans and specifications, drawings, studies and surveys relating to the Property, in Seller’s possession or control, and copies of all records pertaining to the repair, replacement and maintenance of the mechanical systems at the Property, the roof and the structural components of the Property.

8.	A schedule listing all repairs, replacements or items of maintenance performed by Seller and costing in excess of $1,000.00 per occurrence or per item, performed at the Property, at any time or from time to time, during the three (3) years immediately preceding the Effective Date, together with supporting invoices, purchase orders and billing statements for each such item of repair, replacement or maintenance.

9.	Copies of all, if any, of the following in Seller’s possession or control: subdivision plans or plats, variances, parcel maps or development agreements relating to the Property; and licenses, permits, certificates, authorizations, or approvals issued by any governmental authority in connection with the construction, ownership, use and occupancy of the Property.

B-1

EXHIBIT C

8-K Requirements

        For the period of time commencing on the Contract Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership or operation of the Project, which information is relevant and reasonably necessary, in the opinion of the outside, third party accountants (the “Accountants”) of First Industrial Realty Trust, Inc., a Maryland corporation (“First”), to enable First and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to First; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, First; provided, however, that in any such event(s), Buyer shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement and Seller shall in no event be obligated to generate or prepare new information or materials or deliver information or materials not in its possession. Seller acknowledges and agrees that the following is a representative description of the information and documentation that First and the Accountants may require in order to comply with (a), (b) and (c) above. Seller shall provide such information, and documentation on a per-Building basis, if available.

1.	Rent rolls for the calendar month in which the Closing occurs and the 11 calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Seller’s written analysis of both (a) scheduled increases in base rent required under the Lease in effect on the Closing Date; and (b) rent concessions imposed those Leases, and the straight line effect of (a) and (b);

3.	Seller’s internally-prepared Operating Statements related to the Property;

4.	Access to Leases;

5.	Most currently available real estate Tax Bills for the Property;

6.	Access to Seller’s cash receipt journal(s) and bank statements for the Property;

7.	Seller’s general ledger with respect to the Property;

8.	Seller’s schedule of expense reimbursements required under Leases in effect on the Closing Date;

C-1

9.	Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller’s final fiscal year in which Seller owns or operates the Property (the “Final Fiscal Year”);

10.	Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year for the Property;

11.	Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year for the Property;

12.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

13.	A representation letter in such form as is reasonably required by Buyer, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

C-2

EXHIBIT D

Form of Audit Letter

[Current Date]

PricewaterhouseCoopers LLP
One North Wacker Drive
Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

We are providing this letter (a) in connection with your audit of the statement of revenue and certain expenses for the commercial property commonly known as _____________________ (the “Property”) for the year ended December 31, 200___(1) (“Financial Statement”) and (b) for the purpose of your expression of an opinion (“Opinion”) as to whether the Financial Statement presents fairly, in all material respects, the revenue and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which Opinion shall be issued for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. We understand that (i) you have excluded from the Financial Statement certain expenses that would not be comparable to those resulting from the proposed future operations of the Property and (ii) the Financial Statement is not intended to be a complete presentation of the revenue and expenses of the Property. We confirm that we are responsible to provide to you correct information concerning the revenue and certain expenses generated from and incurred in connection with, the ownership and operation of the Property by the undersigned prior to _____________, 20____(2) (the “Closing Date”) in conformity with GAAP.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to our knowledge and belief, as of the date of this letter, the following representations made to you during your audit:

(1)	We have made available to you all financial records and related data, including lease agreements, and amendments thereto which support the amounts reported in the Financial Statement and that relate to our period of ownership of the Property that were in our possession.

(2)	With respect to the period of time during which the undersigned owned the Property: (x) there are no material transactions that have not been properly recorded in the accounting records of the undersigned that underlie the Financial Statement; and (y) the revenue and certain expenses included in the Financial Statement are for the Property operations, and do not relate to operations that have occurred for other properties owned or managed by us.

(3)	We have no knowledge of any fraud or suspected fraud (during our ownership of the Property) involving management or employees who have significant roles in internal control, whether or not perceived to have a material effect on the Financial Statement. There are no allegations of fraud or suspected fraud affecting the Property (during our ownership of the Property) received by us in communications from employees, former employees, regulators, or others.

(4)	Related party transactions with which we were involved during our ownership of the Property and where applicable, have been properly recorded or disclosed in the Financial Statement.

(5)	We are not aware of any information relating to our ownership of the Property and indicating that an illegal act, or violations or possible violations of any regulations, including the failure to file reports required by regulatory bodies (e.g., SEC, DOC, IRS, EPA, OCC, FDIC, DOL) when the effects of failing to file could be material to preparation of the Financial Statement.

(6)	We are not aware of any unasserted claims or assessments (with respect to our ownership of the Property) that our lawyer has advised us are probable of assertion and must be disclosed in accordance with FASB Statement No. 5, Accounting for Contingencies.

(7)	During our ownership of the Property, we complied with all aspects of contractual agreements to which we were a party that would have a material effect on the Financial Statement in the event of noncompliance.

To our knowledge and belief, no events have occurred subsequent to December 31, 200____(3), and through the date this letter is signed that would require adjustment to or disclosure in the Financial Statements.

Very truly yours,

—————————————— Name and Title —————————————— Name and Title	—————————————— Date —————————————— Date

EXHIBIT E

Form of Escrow Agreement

EARNEST MONEY ESCROW INSTRUCTIONS

        These Earnest Money Escrow Instructions (“Instructions”) are entered into as of this ______ day of October, 2005 by and among APPLIED FILMS CORPORATION (“Seller”), FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation (“Buyer”), and LAND TITLE GUARANTY COMPANY (“Escrowee”).

        WHEREAS, Buyer and Seller entered into an Agreement of Purchase and Sale, dated October ______, 2005, (the “Agreement”), for the purchase and sale of the Property (as defined in the Agreement); and

        WHEREAS, the parties desire to enter into escrow instructions with Escrowee pursuant to which Buyer shall deposit earnest money, as required under the Agreement (the “Escrow”).

        NOW, THEREFORE, in consideration of the mutual covenants contained in these Instructions, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.           Deposit.

        1.1.           Earnest Money. Pursuant to the terms and provisions of the Agreement, and within five (5) business days of the date of the Agreement, Buyer has deposited or will deposit with Escrowee initial earnest money in the sum of One Hundred Ten Thousand Two Hundred Fifty and No/100 Dollars ($110,250.00) (the “Initial Earnest Money”). Buyer may deposit an additional earnest money escrow deposit of Four Hundred Eighty Thousand and No/100 Dollars ($480,000) (the “Additional Earnest Money,” together with the Initial Earnest Money, collectively, the “Earnest Money”).

        1.2.           Investment of Earnest Money. Escrowee shall invest the Earnest Money in interest-bearing securities, bank deposits and/or so-called “money market funds” established and managed by nationally recognized firms, as selected by Buyer. All interest earned on the Earnest Money shall be paid as specifically provided in these Instructions.

        2.           Application of Earnest Money at Closing and Upon Termination of Agreement.

        2.1.           At Closing. At Closing (as defined in the Agreement), (i) the Earnest Money shall be delivered by Escrowee to Seller and credited against the payment of the Purchase Price, and (ii) all interest earned thereon shall be delivered by Escrowee to Buyer, whereupon the Escrow shall terminate.

        2.2       Upon Termination of the Agreement. Notwithstanding the foregoing, the Agreement provides certain circumstances in which Buyer shall have the unilateral right to terminate the Agreement, pursuant to Section 4.1 thereof, on or before _________________, 2005 (the “Approval Date”), by delivery of written notice to Seller and Escrowee (the “Termination Notice”). Upon Escrowee’s receipt of the Termination Notice (provided Escrowee receives such Termination Notice on or before the Approval Date) Escrowee shall immediately and simultaneously (x) deliver a copy of the Termination Notice to Seller, in the manner provided in Section 5 below, and (y) disburse the full amount of the Earnest Money, together with any and all interest earned thereon, to Buyer.

        3.           Default.

        3.1.           Buyer’s Default. In the event that Buyer breaches or defaults under the obligations imposed on it under the Agreement, and Seller desires to obtain the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Seller shall be required to present to Escrowee: Seller’s affidavit of default (the “Default Affidavit”), executed under penalty of perjury by an authorized representative of Seller, certifying to Buyer and Escrowee that Buyer is in default under the Agreement and, therefore, Seller is entitled to the Earnest Money proceeds. Upon receipt of the Default Affidavit from Seller, Escrowee shall (i) deliver a copy of the Default Affidavit to Buyer, in the manner as provided in Section 5 below and (ii) if, within five (5) business days after the date on which the Default Affidavit is deemed to be delivered to Buyer (pursuant to Section 5 below), Escrowee has not received from Buyer a notice (“Objection Notice”) objecting to Escrowee’s compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Seller.

        3.2.           Seller’s Default. In the event that, after the Approval Date or the Extended Approval Date to the extent Buyer extends the Approval Date pursuant to Section 4.1 of the Agreement, Seller breaches or defaults under the obligations imposed on it under the Agreement, and Buyer desires the return of the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Buyer shall be required to present to Escrowee: its own Default Affidavit executed under penalty of perjury by an authorized representative of Buyer certifying to Seller and Escrowee that Seller is in default under the Agreement and, therefore, Buyer is entitled to return of the Earnest Money proceeds. Upon receipt of the Default Affidavit from Buyer, Escrowee shall (i) deliver a copy of the Default Affidavit to Seller as provided in Section 5 below, and (ii) if, within five (5) business days after the date on which the Default Affidavit is deemed to be delivered to Seller (pursuant to Section 5 below), Escrowee has not received from Seller an Objection Notice, objecting to Escrowee’s compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Buyer.

        4.           Objection Notices. If Escrowee receives an Objection Notice from either Seller or Buyer within the time period set forth in Section 3 above, then Escrowee shall refuse to comply with the Default Affidavit then in question (“Objectionable Default Affidavit”) until Escrowee receives (a) joint written instructions executed by both Buyer and Seller, or (b) a final non-appealable order with respect to the disposition of the Earnest Money from a federal or state court of competent jurisdiction (“Court Order”), in either of which events Escrowee shall then disburse the Earnest Money and all interest earned thereon, in accordance with such direction or Court Order, as the case may be. Notwithstanding the immediately preceding sentence, if the party that delivers the Objection Notice does not (i) commence litigation with respect to the Earnest Money by filing a complaint or action for a declaratory judgment in an appropriate court of competent jurisdiction (“Litigation”), and (ii) provide notice and a file-stamped copy of such complaint or action for declaratory judgment to Escrowee and the other party to these Instructions within thirty (30) days after delivery of the then-applicable Objection Notice, then Escrowee shall disburse the Earnest Money in accordance with the Objectionable Default Affidavit.

        5.           Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to the parties hereto as follows:

Seller:	Applied Films Corporation 9586 I-25 Frontage Road Longmont, CO 80504 Attn: Larry Firestone, Chief Financial Officer Fax: 303-678-9275

With a copy to its attorneys:	Varnum, Riddering, Schmidt & Howlett, LLP 333 Bridge St., N.W. Grand Rapids, MI 49504 Attn: Steve Morren Fax: 661-336-7000

Buyer:	First Industrial Acquisitions, Inc. 4505 Excel Parkway, Suite 600 Addison, Texas 75001 Attn: Ron Carey/Brian Rogers Fax: (972)-386-4540

With a copy to its attorneys:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attn: Mark J. Beaubien Fax: (312) 984-3150

Escrowee:	Land Title Guaranty Company 3033 East First Avenue, Suite 600 Denver, Colorado 80206 Attn: Facsimile:

Notices shall be deemed properly delivered and received when and if either (i) the same day when personally delivered prior to 5:00 p.m. (Chicago time); or (ii) one (1) business day after deposits with Federal Express or other overnight courier; or (iii) the same day when sent by confirmed facsimile at or prior to 5:00 p.m. (Chicago time).

        6.           Escrowee Obligations. The parties agree that, except as otherwise expressly provided in Section 4 above, the actions of, and the relationship between, Buyer and Seller shall be governed by the terms of the Agreement. In all events and under all circumstances (except as otherwise expressly provided in Section 4 above), the ultimate rights and obligations of Seller and Buyer shall be strictly governed and controlled by the terms and provisions of the Agreement, rather than these Instructions. In the event of any conflict between the terms and provisions of the Agreement and these Instructions, the terms and provisions of the Agreement shall control in all events and circumstances except as otherwise expressly provided in Section 4 above. Notwithstanding the existence of the Agreement or any references herein to the Agreement, the parties agree that Escrowee (but not Seller and Buyer) shall be governed solely by the terms and provisions of these Instructions. The parties furthermore agree that, except as otherwise specifically provided in Section 4 above, Escrowee is hereby expressly authorized to regard, comply with, and obey any and all orders, judgments or decrees entered or issued by any court, and, in case Escrowee obeys and complies with any such order, judgment or decree of any court, it shall not be liable to either of the parties hereto or to any other person, firm or corporation by reason of such compliance.

        7.           Litigation. In the event of litigation between the parties with respect to these Instructions, the performance of their respective obligations hereunder, or the effect of a termination under the Agreement or these Instructions, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, court costs and reasonable fees of counsel selected by the prevailing party. Notwithstanding any provision of the Agreement or these Instructions to the contrary, the obligations of the parties under this Section 7 shall survive a termination of either or both of the Agreement and these Instructions.

        8.           Time of the Essence. Time is of the essence of these Instructions. If any date herein set forth for the performance of any obligations by Seller, Escrowee or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.

[Signature Page to Follow]

        9.           Counterparts. These Instructions may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

SELLER: APPLIED FILMS CORPORATION By: —————————————— Name: —————————————— Its: ——————————————

BUYER: FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation By: —————————————— Name: —————————————— Its: ——————————————

AGREED AND ACCEPTED: LAND TITLE GUARANTY COMPANY By: —————————————— Name: —————————————— Its: ——————————————

EXHIBIT F

Form of Lease

SINGLE-TENANT LEASE

        This Lease is made as of the day of ________________, 2005, by and between First Industrial Development Services, Inc., a Maryland corporation ("Landlord") and Applied Films Corporation, a Colorado corporation ("Tenant").

W I T N E S S E T H

        1       .    Basic Provisions: In addition to other terms which are defined elsewhere in this Lease or any Exhibits, the terms defined in the following subsections of this Section 1 shall have the meaning set forth in such subsection whenever used in this Lease.

1.1 Building: 126,384 square foot building located on the real property commonly known by the street address of 9586 I-25 Frontage Road, Longmont, Colorado 80504.

        1.2        Premises: Approximately 126,384 square feet of space which is the entire Building and all of the real property on which it is located, including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 9586 I-25 Frontage Road, Longmont, Colorado 80504, as outlined on Exhibit A attached hereto. In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Section 2.4 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Building Complex.

        1.3        Building Complex: The Premises and the Building, the Common Areas (as defined below), the land upon which they are located, along with all other buildings and improvements thereon depicted on Exhibit B attached hereto and made a part hereof.

1.4 Parking: All unreserved vehicle parking spaces in the Building Complex.

        1.5        Term: Five (5) years and six (6) months (“Primary Lease Term”) commencing on the date of acquisition of the Building by Landlord (“Commencement Date”), anticipated to be November 18, 2005, and ending a full five (5) years and six (6) months thereafter (“Expiration Date”), anticipated to be May 17, 2011.

1.6 Estimated Delivery Date: November 18, 2005.

1.7 Base Rent:

Lease Year	PSF/NNN	Monthly Rent	Annual Rent	Monthly Mgmt. Fee
Months 1-12	$ 6.35	$66,878.20	$802,538.40	$1,337.56
Months 13-24	$ 6.48	$68,247.36	$818,968.32	$1,364.95
Months 25-36	$ 6.61	$69,616.52	$835,398.24	$1,392.33
Months 37-48	$ 6.74	$70,985.68	$851,828.16	$1,419.71
Months 49-60	$ 6.87	$72,354.84	$868,258.08	$1,447.10
Months 61-66	$ 7.01	$73,829.32	$885,951.84	$1,476.59

Upon the earlier to occur of: (i) the Commencement Date or (ii) November 18, 2005, Tenant shall pay $68,215.76 as Base Rent and Monthly Management Fee for the first month’s Rent; provided, however, if the Commencement Date is not the first of the month, then said amount shall be prorated. For the Primary Lease Term Base Rent and the Monthly Management Fee shall be payable on the first day of each month.

        1.8       Rentable Area: Approximately 126,384 square feet which is all rentable space available for lease in the Building Complex. Unless otherwise provided herein, any square footage set forth in this Lease or that may have been used in calculating this Rent and/or Common Area Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share based thereon are not subject to revision whether or not the actual square footage is more or less. Notwithstanding the foregoing, if there is: (i) alteration to the Premises or the Building or Building Complex after the Commencement Date; or (ii) any change in the designated Rentable Area of the Building Complex, then Landlord shall have the exclusive discretion to recalculate Tenant’s Share by substituting the revised approximate Rentable Area of the Premises and/or the Building Complex in the calculation described above. Any change in the approximate Rentable Area of the Premises or recalculated by Landlord shall be effective, for purposes of calculating Tenant’s Share as of the first day of the next calendar month after such change.

1.9 Tenant's Share of Common Area Operating Expenses: 100% (calculated by dividing 126,384 by 126,384).

1.10 Security Deposit: $50,000.00.

1.11 Permitted Use: General office, manufacturing, assembly, production and warehouse use.

1.12 Guarantor. The obligations of the Tenant under this Lease are to be guaranteed by none.

        2       .    Premises, Parking and Common Areas.

        2.1       Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Primary Lease Term, at the rent and upon all of the terms, covenants and conditions set forth in this Lease.

        2.2       Landlord Delivery. Landlord shall deliver the Premises to Tenant on the Commencement Date in its current “AS IS” condition with no representations or warranties whatsoever. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT: (i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED; (ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION; (iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE; AND (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

        2.3       Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises including, but not limited to, the electrical and fire sprinkler systems, security, environmental aspects, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. If Landlord has agreed to complete finish work in the Premises, such work shall be completed in accordance with Exhibit C attached hereto and made a part hereof (the “Work Agreement”), and such work may be referred to herein as “Landlord’s Work”. Except as set forth expressly in the Work Agreement, Landlord shall have no obligation for completion of remodeling of the Premises and shall Tenant accept the Premises in its “AS IS”condition.

        2.4       Common Areas. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Complex that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building Complex and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, utility rooms, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Primary Lease Term the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building Complex. Under no circumstances shall the right therein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Landlord shall have the right, in Landlord’s sole discretion, from time to time: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Building Complex to be a part of the Common Areas; (iv) to add additional building and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Complex, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Complex as Landlord may, in the exercise of sound business judgment deem to be appropriate.

        2.5       Parking. Tenant shall be entitled to use the number of unreserved parking spaces specified in Section 1.4 on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations issued by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows use of the prohibited areas, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

        3.        Term.

3.1 Term. The Commencement Date, Expiration Date and Primary Lease Term of this Lease are as specified in Section 1.5.

        3.2       Delivery Date. If a Delivery Date is specified in Section 1.6 and if Tenant totally or partially occupies the Premises after the Delivery Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however (including but not limited to the obligations to pay Tenant’s Share of Common Area Operating Expenses and to carry the insurance required in the Lease) shall be in effect during such period.

        3.3       Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Estimated Delivery Date, if one is specified in Section 1.6, or if no Delivery Date is specified, by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Primary Lease Term hereof; but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Base Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The delay of said date shall be in full satisfaction of any claims Tenant might otherwise have as a result of such delay. In order to place in writing the exact Commencement Date and Expiration Date of the Lease, the parties agree to execute a supplemental agreement to become a part hereof setting forth such dates as determined under the provisions of this Section 3.3.

        3.4       Lease Year. “Lease Year” as used in this Lease shall be defined as each twelve (12) month period beginning with the Commencement Date or any anniversary thereof and ending on the immediately preceding day one year later.

        4       .    Rent.

        4.1       Base Rent. Tenant shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Landlord in lawful money of the United States, without offset or deduction on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for the period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

        9.1.           4.2     Property Taxes, Insurance and Management Fees. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share (as specified in Section 1.9) of all Property Taxes, Insurance and Management Fees, as hereinafter defined, during each calendar year of the Primary Lease Term, in accordance with the following provisions:

        9.1.1.           (a)    “Property Taxes, Insurance and Management Fees” are defined, for purposes of this Lease, as the insurance premiums and Real Property Taxes paid for by Landlord and to be reimbursed by Tenant pursuant to Sections 9 and 11 hereof (collectively, the “Property Taxes and Insurance”), and a property management fee equal to the amounts set forth in Section 1.7.

        9.1.2.           (b)    Tenant’s Share of Property Taxes and Insurance shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. Management Fees shall be paid monthly, in advance, in accordance with the table set forth in Section 1.7. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s Share of annual Property Taxes and Insurance and the same shall be payable monthly, as Landlord shall designate, during each calendar year on the same day as the Base Rent is due hereunder. If during any particular calendar year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated Property Tax, and Insurance payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate from time to time (but no more than twice in any calendar year) by notifying Tenant and there shall be such adjustments made in the monthly amount of Tenant’s Share on the first day of the month following the serving of such statement to Tenant. Landlord shall deliver to Tenant after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Property Taxes and Insurance incurred during the preceding year. If Tenant’s payments under this Section 4.2(b) during said preceding calendar year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Property Taxes and Insurance next becoming due. If Tenant’s payments under this Section 4.2(b) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Landlord’s failure to deliver statement of Tenant’s share within one hundred and twenty (120) days shall not relieve Tenant of the obligation to pay sums otherwise due. Tenant’s obligation to pay Tenant’s Share of Property Taxes, Insurance and Management Fees shall survive the expiration or termination of the Lease or the early termination of Tenant’s right to occupy the Premises.

            (c)               Tenant shall have the right to review Landlord’s books and records relating to Property Taxes, Insurance and Management Fees. Tenant shall conduct such review at its own expense and shall perform such review in a manner that does not unreasonably interfere with the conduct of Landlord’s business. In the event that such review reveals that Tenant’s Share of Property Taxes, Insurance and Management Fees has been overstated, Landlord shall promptly reimburse to Tenant the amount of such overpayment within ten (10) days after notice thereof from Tenant to Landlord. In addition, if any such review reveals that Tenant’s Share of Property Taxes, Insurance and Management Fees were misstated by three percent (3%) or more, Landlord shall reimburse Tenant for the cost of Tenant’s review within ten (10) days after receipt of written demand from Tenant.

        5.           Security Deposit. Upon the earlier to occur of: (i)the Commencement Date or (ii) November 18, 2005, Tenant shall deposit with Landlord the Security Deposit set forth in Section 1.10 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. Upon the occurrence of an Event of Default, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, within sixty (60) days after the expiration of the Primary Lease Term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used by Landlord to return the Premises to its original condition (normal wear and tear excluded) at the termination of Lease, or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease. At Landlord’s election, Landlord may elect to have the Security Deposit held by Landlord’s manager in a separate security deposit, trust, trustee or escrow account established and maintained by such manager with respect to certain security deposits of tenants within the Building Complex. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; and (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, and Landlord’s manager, if any, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfully withhold Landlord’s true name and current mailing address from Tenant. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold, provide Tenant the name and address of the transferee and thereupon, Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed said Security Deposit, Tenant shall remain liable for the balance of such claims.

        6.        Use.

6.1 Permitted Use.

        (a)        Tenant shall use and occupy the Premises only for the Permitted Use set forth in Section 1.11 and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

        (b)        Landlord hereby agrees to not unreasonably withhold or delay its consent to any written request by Tenant, Tenant’s assignees or subtenants, and by prospective assignees and subtenants of Tenant, its assignees and subtenants, for a modification of said Permitted Use so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein does not conflict with uses by other tenants, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Section 6. If Landlord elects to withhold such consent, Landlord shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Landlord’s reasonable objections to the change in use.

7. Hazardous Substances.

        7.1       Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to hydrocarbons, petroleum gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Section 7.4). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority; and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination or the early termination of Tenant’s right to occupy the Premises) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Section 5.

        7.2       Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or knowingly permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

        7.3       Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its managers, members, officers, directors, agents, employees, lenders and ground Landlord, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant’s control. Tenant’s obligations under this Section 7.3 shall include, but not be limited to, the effects of any contamination or injury to any person, property or the environment created or suffered by Tenant, and the cost of investigation (including reasonable consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. The indemnification set forth above shall survive the expiration or termination of this Lease or the early termination of Tenant’s right to occupy the Premises.

        7.4       Tenant’s Compliance with Requirements. Tenant shall at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating to Tenant’s use of the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions; and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

        7.5       Inspection. Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and upon at least forty-eight (48) hours advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

        8       .    Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

8.1 By Tenant.

        (a)        Subject to the provisions of Sections 10 and 15, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and Building Complex and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises; whether or not the equipment or facilities are located within the Premises, such as such as plumbing, heating, air conditioning and ventilating system, electrical lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors serving the Premises, including overhead doors, dock bumpers, dock pads, dock levelers, plate glass, skylights, landscaping, parking lots, snowplowing, walkways and fire systems. Tenant, in keeping the Premises and Building Complex in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and Building Complex and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall be responsible for trash removal.

        (b)        Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain the preventative maintenance contract for the heating, air conditioning and ventilating systems, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

        (c)        If Tenant fails to perform Tenant’s obligations under this Section 8.1, Landlord may enter upon the Premises after twenty (20) days prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf and expense, and put the Premises in good order, condition and repair.

8.2 By Landlord. Intentionally left blank.

8.3 Utility Installations, Trade Fixtures, Alterations.

        (a)        Definitions, Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on, or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment which can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Tenant-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Section 8.4(a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent. Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Landlord’s consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed Two Thousand Five Hundred Dollars ($2,500.00.)

        (b)        Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord, whether by virtue of Section 8.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Tenant during the Primary Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Two Thousand Five Hundred Dollars ($2,500.00) or more upon Tenant providing Landlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

        (c)        Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

8.4 Ownership, Removal, Surrender, and Restoration.

        (a)        Ownership. Subject to Landlord’s right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Section 8.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant-Owned Alterations and Utility Installations. Unless otherwise instructed per Section 8.4(b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

        (b)        Removal. Unless otherwise agreed in writing, and except for any Tenant-Owned Alterations or Utility Installations which are part of the Premises as of the Commencement Date, Landlord may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease or at the early termination of Tenant’s right to occupy the Premises, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

        (c)        Surrender/Restoration. Subject to the provisions of Sections of 8.2, 8.4(b), 10 and 15, Tenant shall surrender the Premises by the end of the last day of the Primary Lease Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted per the requirements of Exhibit D attached hereto and incorporated herein by reference. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment, and Tenant-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Requirements and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease. Any Trade Fixtures, Alterations and/or Utility Installations not removed upon the expiration of this Lease or upon the early termination of Tenant’s right to occupy the Premises shall be deemed abandoned and may be disposed of by Landlord, as Landlord may determine appropriate, without further notice to Tenant. Tenant shall pay Landlord all expenses incurred in connection with such items including, but not limited to, the costs of repairing any damage to the Premises caused by removal of such items. Tenant’s obligation hereunder shall survive the expiration or other termination of the Lease or the early termination of Tenant’s right to occupy the Premises.

        9.        Insurance; Indemnity.

        9.1       Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Section 9 shall be a Common Area Operating Expense pursuant to Section 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

9.2 Liability Insurance.

        (a)        Carried by Tenant. Tenant shall obtain and keep in force during the Primary Lease Term a Commercial General Liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Three Million Dollars ($3,000,000) per occurrence with an “Additional Insured-Managers or Landlords of Premises” endorsement and contain the “Amendment at the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. In addition, Tenant shall maintain workers’ compensation insurance as is required by state law.

        (b)        Carried By Landlord. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall also maintain liability insurance described in Section 9.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

        9.3       Property Insurance. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall maintain property damage insurance on such portions of the Building Complex from time to time which Landlord has the obligation to maintain and repair under this Lease, above foundation walls, insuring against loss or damage by fire or other casualty covered by a so-called “special form” policy, in such amounts, and from companies and on such terms and conditions as Landlord reasonably deems appropriate from time to time. Tenant-Owned Alterations and Utility Installations, Trade Fixtures and Tenant’s personal property shall be insured by Tenant pursuant to Section 9.4. Landlord may also obtain and keep in force during the Primary Lease Term a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by all tenants of the Building to Landlord for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Tenant shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Building Complex if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

        9.4       Tenant’s Property Insurance.  Subject to the requirements of Section 9.5, Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Landlord as the insuring party under Section 9.3.  Such insurance shall be full replacement cost coverage.  The proceeds from any such insurance shall be used by Tenant for the replacement of personal property and the restoration of Trade Fixtures and Tenant Owned Alterations and Utility Installations.  Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 9.  Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Delivery Date or the Commencement Date evidence of the existence and amounts of, the insurance required under Section 9.2(a) and 9.4.  No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to Landlord.  Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

        9.5       Waiver. Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property or for any business interruption arising out of or incident to the perils to the extent such loss or damage or business interruption is coverable by a standard or special form policy regardless of whether such insurance is carried or not, or if so carried, payable to or protects Landlord or Tenant or both. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

        9.6        Indemnity. Except for Landlord's willful misconduct or gross negligence, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, employees, Landlord’s master or ground Landlord, members, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The provisions of this Section shall survive the expiration or termination of this Lease or the early termination of Tenant’s right to occupy the Premises.

        9.7       Exemption of Landlord from Liability. Except for matters arising from Landlord’s willful misconduct or gross negligence, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Building Complex. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom, or for any consequential damages of Tenant. Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building Complex.

        10.        Damage or Destruction.

        10.1       Total Damage. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within 180 working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said 180 day period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the Building Standard tenant finish allowance then provided by Landlord to tenants in the Building) with all reasonable speed.

        10.2       Partial Damage. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of 180 days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph 10.1 above exceeds 180 days, then the provisions of subparagraph 10.1 shall control notwithstanding the fact that the Premises are not wholly untenantable.

        10.3       Building Damage. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said 180 days), that, within ninety (90) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said ninety (90) days, Tenant shall pay the rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

        10.4       Rent Abatement. Provided that the casualty is not due to the willful misconduct or gross negligence of Tenant, Tenant’s agents, servants, or employees, Tenant’s rent shall abate during any such period of repair and restoration, but only to the extent of any recovery by Landlord under its rental insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

        11.        Real Property Taxes.

        11.1       Payment of Taxes. Landlord shall pay the Real Property Taxes, as defined in Section 11.2, applicable to the Building Complex, and except as otherwise provided in Section 11.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Section 4.2.

        11.2       Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building Complex by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Building Complex or any portion thereof, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises, excluding, however, any state or federal income taxes owed by Landlord. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Primary Lease Term, including but not limited to a change in the ownership of the Building Complex or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties, any reasonable expenses incurred by Landlord in contesting such taxes or assessment and/or the assessed value of the Property. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. Real Property Taxes for any partial calendar year shall be prorated.

        11.3       Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Building Complex by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Section 11.1 hereof, Tenant shall, however, pay to Landlord at the time Common Area Operating Expenses are payable under Section 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant’s request.

        11.4       Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

        11.5       Tenant’s Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Building Complex. When possible, Tenant shall cause its Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property. In addition, Tenant shall pay all taxes, including, without limitation, workers’ compensation, general license or franchise taxes and rent taxes, if any, which may be required for the conduct of Tenant’s business.

        12.           Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Section 4.2(d). In addition, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in providing services which are shared by more than one tenant after ordinary business hours, including, without limitation, the costs for materials, additional wear and tear on equipment, utility charges and labor (including fringe benefits and overhead costs). Computation for Landlord’s costs for providing such services will be made by Landlord’s engineer, based on such engineer’s survey of Tenant’s excess usage.

        13.        Assignment and Subletting.

13.1 Landlord’s Consent Required.

        (a)        Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent will not unreasonably be withheld provided that (i) Tenant has complied with the provisions of this subparagraph and Landlord has declined to exercise its rights thereunder; (ii) the proposed assignee is engaged in a business in the Premises which will be used in a manner which is in keeping with the then standards of the Building Complex and does not conflict with any exclusive use rights granted to any other tenant; (iii) the proposed assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) there is no Event of Default hereunder at the time Tenant makes its request for such consent; (v) the proposed assignee is not a governmental or quasi-governmental agency; or (vi) the proposed assignee is not a tenant under or is not currently negotiating a lease with Landlord in any building owned by Landlord in the Denver metropolitan area (including in the Building Complex). Notwithstanding anything contained in Section 13 to the contrary, in the event Tenant requests Landlord’s consent to assign its interest in this Lease, Landlord shall have the right to (x) consent to such assignment in its reasonable discretion as described in the preceding sentences; (y) refuse to grant such consent in Landlord’s reasonable discretion based upon the criteria described above; or (z) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice. If Landlord exercises its right to recapture any or all of the Premises pursuant to this Section 13.1(a), in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any assignment of this Lease, or any sublease or sub-sublease by Landlord of any or all of the Premises. Tenant hereby agrees that in the event it desires to assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than thirty (30) days prior to the date Tenant desires to assign this Lease (“Tenant’s Notice”). Tenant’s Notice shall set forth a description of the Premises to be assigned and the terms and conditions on which Tenant desires to assign this Lease. Landlord shall have thirty (30) days following receipt of Tenant’s Notice to exercise Landlord’s rights pursuant to (x), (y) and (z) above. If Landlord consents to such assignment, and if for any reason Tenant is unable to assign the applicable portion of its interest in this Lease on the terms and conditions contained in Tenant’s Notice within one hundred and twenty (120) days following its original notice to Landlord, Tenant agrees to reoffer the Premises to Landlord in accordance with the provisions hereof prior to assigning the same to any third party. Notwithstanding the foregoing, Landlord’s consent shall not be required for an assignment to an assignee who meets all of the following conditions as reasonably determined by Landlord and established under generally accepted accounting principles consistently applied at the time of the proposed assignment (“Permitted Assignee”). The Permitted Assignee shall (i) have a tangible net worth of $150 million or more; (ii) have on hand at the time of the proposed assignment cash and cash equivalents of $20.6 million or more; (iii) have total debt of less than 15.6% of total assets; (iv) have a profit margin of 3.1% or greater; (v) have a return on assets of 2.6% or higher, and, (vi) if the Permitted Assignee is rated by S&P or Moody’s, the long term debt rating must be investment grade. If the Permitted Assignee satisfies each of the foregoing criteria and executes an express assumption of liability hereunder, Tenant shall be released from any liability under this Lease arising after the effective date of such assignment. All other assignments shall require Landlord’s written consent, which shall not be unreasonably withheld, conditioned, or delayed (as specified in Section 13.1).

        (b)        Tenant shall not sublease all or any portion of the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

        (c)        Intentionally left blank.

        (d)        An assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice per Section 13.1, or a non-curable Default without the necessity of any notice and grace period. If Landlord elects to treat such unconsented assignment or subletting as a non-curable Default, Landlord shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice (“Landlord’s Notice”), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Default and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then fair market value as reasonably determined by Landlord (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect; (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment; and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Landlord’s Notice.

        (e)        Tenant’s remedy for any breach of this Section 13.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

13.2 Terms and Conditions Applicable to Assignment and Subletting.

        (a)        Regardless of Landlord’s consent, other than to a Permitted Assignee, any assignment or subletting shall not (i) be effective without the express written assumption by assignee or subtenant of the obligations of Tenant under this Lease; (ii) release Tenant of any obligations hereunder; nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

        (b)        Landlord may accept any rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or breach by Tenant of any of the terms, covenants or conditions of this Lease. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.

        (c)        The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

        (d)        In the event of any Default of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

        (e)        Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

        (f)        Any assignee of, or subtenant under this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

        (g)        Notwithstanding anything contained herein in this Article 13 to the contrary, by execution of this Lease, Landlord shall be deemed to have consented to a sublease of the Premises to Information Products Longmont, Inc., being an existing occupant of the Premises pursuant to that certain Sublease dated September 24, 2002, by and between Tenant, as Sublandlord and Information Products Longmont, Inc., as Subtenant for space consisting of approximately 40,431 rentable square feet of space within the Premises.

        13.3       Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

        (a)        Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under the Lease; provided, however, that until a Default (as defined in Section 14.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise may be provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such sublease under such Sublease. Tenant hereby irrevocably authorizes and directs any such sublease, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against such subtenant, or, until the Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

        (b)        In the event of a Default by Tenant in the performances of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such subleases; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior defaults or breaches of such sublandlord under such sublease.

        (c)        Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

        (d)        No subtenant under a sublease approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, which may be granted or denied in Landlord’s sole discretion.

        14.        Default; Remedies.

        14.1       Default. A “Default” or “Event of Default” by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease subject to the notice and cure provisions contained in Section 14.1(d) below. Each one of the following shall be an event of default:

        (a)        The abandonment of the Premises.

        (b)        Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent, Tenant’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Tenant hereunder as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Landlord to Tenant.

        (c)        Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) the inspection, maintenance and service contracts required by Section 8.1(b); (ii) the rescission of an unauthorized assignment or subletting per Section 13; (iii) a Tenancy Statement per Sections 17 or 37; (iv) the subordination or non-subordination of this Lease per Section 31; (v) the guaranty of the performance of Tenant’s obligations under this Lease if required under Sections 1.11 and 37; (vi) the execution of any document requested under Section 41 (easements); or (vii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of twenty (20) days following written notice by or on behalf of Landlord to Tenant.

        (d)        A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Section 39 hereof that are to be observed, complied with or performed by Tenant (Landlord hereby acknowledges that Tenant currently complies with any rules adopted, or to be adopted, for the Building), other than those described in Subparagraphs 14.1(a), (b) or (c) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

        (e)        The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 14.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

        (f)        The discovery by Landlord that any financial statement of Tenant or of any Guarantor, given to Landlord by Tenant or any Guarantor, was materially false.

        (g)        If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor’s liability with respect to the Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor’s refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurances of security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.

14.2 Remedies.

        (a)        If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter either:

        (1)(a)        Without additional demand or notice but subject to legal process, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming possession through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however, Landlord shall use reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

        (1)(b)        If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

        (2)(a)        To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the present value (using a discount rate of six percent (6%)) of the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the ” Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

        (b)        Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys’ fees incurred by such prevailing party in connection with such action.

        (c)        No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a Default thereof and no acceptance of full or partial rent during the continuance of any such Default shall constitute a waiver of any such Default or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with and no Default thereof shall be waived, altered, or modified, except by written instrument executed by the other party. No waiver of any Default shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent Default thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

        (d)        Nothing contained in this Section 14 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.”

        (e)        Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

        (f)        The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

14.3 Inducement Recapture in Event of Default. Intentionally left blank.

        14.4       Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected for three (3) consecutive installments of Base Rent, then notwithstanding Section 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

        14.5       Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 14.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

        15.           Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession whichever first occurs. If more than ten percent (10%) of the floor area of the Premises or more than twenty-five percent (25%) of the portion of the Common Areas designated for Tenant’s parking is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures.

        16.           Brokers. Tenant and Landlord each represent and warrant to the other that it has not employed any broker in regard to this Lease and/or consummation of the transaction contemplated hereby other than Ron Webert & Mike Wafer of Grubb & Ellis who have acted as the transaction broker in this matter and (ii) no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

        17.        Statements.

        17.1       Estoppel. Each party shall within fifteen (15) days after written notice from the other party execute, acknowledge, and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as the requesting party may request. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein or any holder of any mortgage or deed of trust encumbering the Building Complex. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and (iii) not more than one month’s rent has been paid in advance. Further, upon request, Tenant will supply Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

        17.2       Financial Statement. In the event Tenant is no longer a publicly traded company or a division of, or a subsidiary of, a publicly traded company, and if Landlord desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

        18.           Landlord’s Liability. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment and shall notify Tenant in writing of the name address of such transferee. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

        19.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        20.           Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Section 14.4.

        21.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

        22.           Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

        23.           No Prior or other Agreements. This Lease contains all agreements between the Parties with respect to any maker mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

        24.           Notices.

        24.1       Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Section 24. The addresses noted below shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

If to Landlord:	First Industrial Development Services, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Chief Operating Officer

If to Local Landlord:	First Industrial Realty, Inc. 5350 South Roslyn Street, Suite 240 Greenwood Village, Colorado 80111 Attn: Graham Riley

with a simultaneous copies to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 West Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attn: Howard Nagelberg and Suzanne Besette-Smith

and:	Murray Franke Greenhouse List & Lippitt LLP Granite Building, Second Floor 1228 15thStreet Denver, Colorado 80202 Attn: Thomas M. List, Esq.

If to Tenant:	Applied Films Corporation 9586 I-25 Frontage Road, Suite 200 Longmont, Colorado 80504 Attn: Mr. Lawrence D. Firestone

and:	Varnum, Riddering, Schmidt & Howlett LLP P.O. Box 352 333 Bridge Street, N.W. Grand Rapids, MI 49501-0352 Attn: Steven Morren, Esq.

        24.2       Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

        25.           Waivers. No waiver by Landlord or Tenant of the Default of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other form covenant or condition hereof or of any subsequent Default by Tenant of the same of any other term, covenant or condition hereof. Landlord’s consent to or approval of any such act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval or any subsequent or similar act by Tenant or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a Default at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any Default by Landlord of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

        26.           Recording. Tenant shall not record this Lease or a memorandum hereof. In the event that Tenant violates this provision, this Lease shall be null, void and of no further force and effect, at Landlord’s option, except that Tenant shall be liable to Landlord as liquidated damages, in the amount of the remaining Rent to be paid hereunder.

        27.           Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. In the event that Tenant holds over in violation of this Section 27 with the consent of Landlord, then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination or the early termination of Tenant’s right to occupy the Premises. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

        28.           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        29.           Covenants and Conditions. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

        30.           Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State of Colorado. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

        31.           Subordination; Attornment; Non-Disturbance

        31.1       Subordination. This Lease and any other Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lender’s holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default pursuant to Section 14.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        31.2       Attornment. Subject to the non-disturbance provisions of Section 31.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord; or (iii) be bound by prepayment of more than one month’s rent.

        31.3       Non-Disturbance. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (“non-disturbance agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Default hereof and attorns to the record owner of the Premises.

        31.4       Self-Executing. The agreements contained in this Section 31 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

        32       .    Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appear thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued or decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred to comply with applicable statutes in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default.

        33.           Right of Entry. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least twenty-four (48) hours advance notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

        34.           Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

        35.           Signage. Tenant shall not place any sign upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with Applicable Requirements and the signage criteria established for the Building Complex by Landlord. Landlord hereby approves all of Tenant’s (and the existing subtenant’s) existing signs. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Landlord’s sign criteria is attached hereto as part of Exhibit D.

        36.           Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

        37.           Guarantor. Intentionally left blank.

        38.           Quiet Possession. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease and subject to the provisions of this Lease, Tenant shall not be disturbed in its possession of the Premises for the entire term hereof by Landlord or any other person lawfully claiming through or under Landlord.

        39.           Rules and Regulations. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations) which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Building Complex and their invitees.

        40.           Security. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building Complex is secure and Landlord shall not be responsible for the quality of any services which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its betterments contained in the Building Complex or the Premises due to the failure, action or inaction of such persons.

        41.           Reservations. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

        42.           Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

        43.           Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

        44.           Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

        45.           Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

        46.           Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

        47.           Temperature. Tenant shall maintain the air temperature in its leased space warm enough to prevent the freezing of plumbing and sprinkler systems, if any.

        48.           Confidentiality. Intentionally left blank.

        49.           Removal of Cabling. Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Premises. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic installed after the Commencement Date at the termination or expiration of the Primary Lease Term or the early termination of the Tenant’s right to occupy the Premises. Failure to remove any abandoned or unused cabling at the expiration or termination of the Primary Lease Term or the early termination of Tenant’s right to occupy the Expansion Premises will be deemed to be a holdover under Article 27 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense.

        50.           Termination of Existing Lease. Upon the Commencement Date, Landlord and Tenant agree and acknowledge that certain Lease Agreement dated January 30, 1998, by and between 9586 I-25 East Frontage Road Longmont, CO 80504 L.L.C., as landlord (as landlord’s predecessor) and Tenant shall be deemed terminated and that the parties shall be released from any liabilities thereunder except to the extent those liabilities arose prior to the Commencement Date.

        51.           Acquisition Contingency. This Lease is expressly contingent upon Landlord acquiring the Building Complex and the parties acknowledge that the Commencement Date of the Primary Lease Term shall be the date of closing of the acquisition of the Building Complex by Landlord. In the event Landlord fails to close on its anticipated acquisition of the Building Complex, then this Lease shall be null and void and of no force or effect.

        52.           Counterpart Signatures. This Lease may be executed in counterparts.

The parties hereto have executed this Lease to be effective on the date and year first above written.

LANDLORD:
First Industrial Development Services, Inc., a
Maryland corporation
By: First Industrial Realty Trust, a Maryland corporation
its general partner

By:___________________________________
        David P. Draft
Its: Executive Vice President of Operations

Address: 311 Wacker Drive, Suite 400
        Chicago, Il 60606-6619

Phone: 312-344-4330
Fax: 312-895-9330	TENANT:
Applied Films Corporation, a Colorado corporation

By:___________________________________
        Lawrence D. Firestone
Its: CFO

Address: 9586 I-25 Frontage Road, Suite 200
        Longmont, Colorado 80504

Phone: 303-774-3246
Fax: 303-678-9275

EXHIBITS

Exhibit	A — Depiction of Premises

Exhibit	B — The Building Complex

Exhibit	C — Sign Criteria

Exhibit	D — Broom Clean

(1)     Note that this date will be December 31st of the calendar year immediately preceding the calendar year in which the Closing Date occurs. (2) The date on which FR consummates its acquisition of the Property (3) Note that this date will be December 31st of the calendar year immediately preceding the calendar year in which the Closing Date occurs.

AMENDMENT TO

PURCHASE AND SALE AGREEMENT

        This Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into this 1st day of December, 2005 between FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation (“Buyer”), and APPLIED FILMS CORPORATION (“Seller”).

RECITALS

        WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement, dated as of October 26, 2005 (as the same may have been previously amended, the “Agreement”), regarding that certain building commonly known as 9586 I-25 Frontage Road, Longmont, Colorado; and

        WHEREAS, Buyer and Seller wish to modify certain terms of the Agreement as provided herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby affirm the foregoing recitals and agree as follows:

1.     Capitalized Terms. Capitalized terms used and not defined herein shall have the definitions given to them in the Agreement.

2.     Closing Date. The second sentence of Section 3.2 of the Agreement is hereby deleted and replaced with the following:

“The Closing shall occur on or before the later of (i) the date of the Existing Land Closing and (ii) a date between December 21, 2005 and December 29, 2005 designated by Buyer in a written notice from Buyer delivered at least three (3) days prior to the Closing Date designated in such notice, or at such other time as the parties may agree upon in writing (the “Closing Date”).”

3.     Lease Amendment. Simultaneously with the execution and delivery of this Amendment, Buyer and Seller have executed and entered into that certain First Amendment to Single-Tenant Lease attached hereto as Exhibit A.

4.     Full Force and Effect. Except as otherwise expressly provided herein, the Agreement shall be and remain in full force and effect in accordance with its terms.

5.     Counterparts and Facsimile Signatures. This Amendment and any document executed in connection herewith may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document. Facsimile machine copies of an original signature by either party shall be binding as if said copies were original signatures.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BUYER: APPLIED FILMS CORPORATION By: —————————————— Name: —————————————— Its: ——————————————

SELLER: FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation By: —————————————— Name: —————————————— Its: ——————————————

2

EXHIBIT A

LEASE AMENDMENT

FIRST AMENDMENT TO SINGLE-TENANT LEASE

        This First Amendment to Single-Tenant Lease (this “Amendment”) is made and entered into this ______ day of November, 2005, by and between FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation (“Landlord”), and APPLIED FILMS CORPORATION (“Tenant”).

RECITALS

        WHEREAS, Landlord and Tenant have previously executed and entered into that certain Single-Tenant Lease (the “Lease”) for the property commonly known as 9586 I-25 Frontage Road, Longmont, Colorado; and

        WHEREAS, Landlord and Tenant desire to amend and modify certain terms and conditions of the Lease.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Landlord and Tenant agree as follows:

        1.        Defined Terms; Recitals. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Lease. The foregoing recitals are hereby incorporated into the body of this Amendment as if more specifically re-written and re-stated herein.

        2.        Term. Section 1.5 of the Lease is hereby deleted in its entirety and replaced with the following:

        “1.5 Term. Five (5) years and five (5) months (“Primary Lease Term”) commencing on the date of the acquisition of the Building by Landlord (“Commencement Date”), anticipated to be December 21, 2005, and ending a full five (5) years and five (5) months thereafter (“Expiration Date”), anticipated to be April 20, 2011.”

        3.        Rent Schedule. The following language: “months 61-66” contained in Section 1.7 of the Lease is hereby deleted and replaced with “months 61-65".

        4.        Amendment. Except as amended hereby, the Lease shall be and remain in full force and effect.

        5.        Counterparts; Facsimile. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. A facsimile copy of this Amendment shall be deemed an original for all relevant purposes.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT: APPLIED FILMS CORPORATION By: —————————————— Name: —————————————— Its: ——————————————

LANDLORD: FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation By: —————————————— Name: —————————————— Its: ——————————————

A-2